UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 7, 2010
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, Ohio	45202
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.
Section 5 — Corporate Governance and Management

Item 5.02(e)	Brief Description of Material Plan, Contract or Arrangement with Principal Officer
     On December 7, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Cincinnati Bell Inc. (the “Company”) approved a new long-term incentive program to be implemented under the Company’s 2007 Long Term Incentive Plan (the “Plan”). The program is primarily intended to (i) encourage rapid and profitable growth of revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) in the Technology Solutions segment of the Company’s business (“TSS Business”), (ii) create significant enterprise value through the growth of the TSS Business, (iii) bring about a significant change in the strategic direction of the Company’s business in a short time frame and (iv) provide management and the Board with strategic flexibility.
     The program will be implemented through the grant of performance units. A form of award agreement (the “Agreement”) for such performance units was approved by the Committee on December 7, 2010. The Agreement provides for a specified cash payment to the participating employee in the event that (i) the employee is continuously employed for a three year period after the date of grant, (ii) specified EBITDA targets for the TSS Business are met over such three year period, (iii) a “qualifying transaction” is consummated within ten years of the date of grant and (iv) at least $1,000,000,000 of equity value is created in the TSS Business prior to the “qualifying transaction”. The Agreement also gives the Committee discretion to make fractional payments in an amount up to, but not more than, the base payout amount in the event there is either: (a) a qualifying transaction before the fifth anniversary of the initial award grant date; or (b) there is a qualifying transaction after the fifth anniversary of the initial award grant date and the equity value created is at least $500,000,000. If a qualifying transaction does not occur within 10 years of the grant date, the Agreement terminates with no payment to the participating employee. Moreover, if the participating employee’s employment is terminated for any reason (other than a termination for the Employee’s retirement, death or disability), prior to the consummation of a qualifying transaction, then the employee will not receive any payment under the Agreement (other than with respect to previously vested performance units, if any). “Qualifying transaction” includes certain sales of the TSS Business (including an initial public offering), certain transactions that would result in the Company ceasing to own its other businesses, and a change in control of the Company.
     Pursuant to the terms of the Plan, no employee may receive performance units in any calendar year with a value in excess of $5,000,000. While the Committee has not yet finalized specific grants of performance units to any employee, it is expected that the Company’s named executive officers (with the exception of the Company’s chief executive officer) will be among the employees who receive such grants.
     The foregoing summary is qualified in its entirety by reference to the form Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Form 8-K	Cincinnati Bell Inc.
     (c) Exhibits

Exhibit	Description
10.1	Form of Award Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: December 13, 2010

Form 8-K	Cincinnati Bell Inc.
Exhibit Index

Exhibit No.	Exhibit

10.1	Form of Award Agreement

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